--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                   FORM 8-K/A

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (Date of earliest event reported): MARCH 1, 1999

                        METRO INFORMATION SERVICES, INC.
             (Exact name of registrant as specified in its charter)

        VIRGINIA                    000-22035                   54-1112301
(State of incorporation)       (Commission File No.)        (I.R.S. Employer
                                                          Identification Number)

POST OFFICE BOX 8888, VIRGINIA BEACH, VIRGINIA                  23450
   (Address of principal executive office)                      (Zip Code)

                                 (757) 486-1900
              (Registrant's telephone number, including area code)

--------------------------------------------------------------------------------

This Report on Form 8-K/A amends and restates Item 7 of the Registrant's Report on 8-K dated March 1, 1999 and filed on March 10, 1999.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired:

      Audited Financial Statements of Solution Technologies, Inc. as of and for the year ended December 31, 1998.

(b) Pro forma financial information:

      Unaudited Pro Forma Condensed Consolidated Financial Statements of Metro Information Services, Inc. and Subsidiaries as of and for the year ended December 31, 1998.

(c) Exhibits required by Item 601 of Regulation S-K:

        (i)   2   Asset Purchase Agreement, dated as of March 1, 1999, by and among Solution Technologies, Inc. and Larry A. Putt, John F.
                  Jurasits, Jr., Notarfrancesco Trust, Putt Trust, C. Jurasits
                  Trust and D. Jurasits Trust and Metro Information Services of
                  Pennsylvania, Inc. and Metro Information Services, Inc.*

       (ii)  99   Press release of Metro Information Services, Inc., dated
                  March 2, 1999.*

      * Previously filed as an exhibit to the Registrant's Report on Form 8-K dated March 1, 1999 and filed on March 10, 1999.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            Metro Information Services, Inc.

Date Signed: May 14, 1999              By       /s/ Robert J. Eveleigh
                                            ---------------------------------
                                                    Robert J. Eveleigh
                                                PRINCIPAL FINANCIAL OFFICER

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

Audited Financial Statements of Solution Technologies, Inc.:

   Independent Auditors' Report ...........................................    1

   Financial Statements:

     Balance Sheet as of December 31, 1998.................................    2

     Statement of Income and Changes in Retained Earnings for the year
       ended December 31, 1998.............................................    3

     Statement of Cash Flows for the year ended December 31, 1998..........    4

     Notes to Financial Statements.........................................    5

Unaudited Pro Forma Condensed Consolidated Financial Statements of Metro
   Information Services, Inc. and Subsidiaries:

   Introduction to Unaudited Pro Forma Condensed Consolidated Financial
     Statements ...........................................................    9

   Unaudited Pro Forma Condensed Consolidated Balance Sheet as of
     December 31, 1999 ....................................................   10

   Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet.......   11

   Unaudited Pro Forma Condensed Consolidated Statement of Income for
     the year ended December 31, 1998 .....................................   13

   Notes to Unaudited Pro Forma Condensed Consolidated Statement of
     Income ...............................................................   14

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Solution Technologies, Inc.:

We have audited the accompanying balance sheet of Solution Technologies, Inc. (the "Company") as of December 31, 1998 and the related statements of income and changes in retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solution Technologies, Inc. as of December 31, 1998 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                          /s/ KPMG LLP

Norfolk, Virginia
April 30, 1999

                           SOLUTION TECHNOLOGIES, INC.

                                  Balance Sheet

                                December 31, 1998

                                 ASSETS (note 3)
Current assets:
    Cash                                                                      $1,181,150
    Accounts receivable, net of allowance for doubtful accounts of $150,000    4,709,333
    Prepaid expenses and other current assets                                     40,206
                                                                              ----------

         Total current assets                                                  5,930,689

Property and equipment, net (note 2)                                             224,807
Other assets                                                                      17,338
                                                                              ----------

         Total assets                                                         $6,172,834
                                                                              ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                          $  149,115
    Accrued compensation and benefits                                          1,146,172
    Income taxes payable                                                          11,945
                                                                              ----------

         Total current liabilities                                             1,307,232

Stockholders' equity:
    Common stock - no par value; 2,000 shares authorized,
       issued and outstanding                                                      1,000
    Retained earnings                                                          4,864,602
                                                                              ----------

         Total stockholders' equity                                            4,865,602

Commitments and subsequent events (notes 3, 4, 6 and 7)
                                                                              ----------

         Total liabilities and stockholders' equity                           $6,172,834
                                                                              ==========

See accompanying notes to financial statements.

                           SOLUTION TECHNOLOGIES, INC.

              Statement of Income and Changes in Retained Earnings

                          Year ended December 31, 1998

Revenue                                                            $ 23,183,253

Cost of revenue                                                      15,549,348
                                                                   ------------

   Gross profit                                                       7,633,905
                                                                   ------------

Selling, general and administrative expenses (note 4)                 4,962,142
Depreciation                                                             90,496
                                                                   ------------

   Total operating expenses                                           5,052,638
                                                                   ------------

     Operating income                                                 2,581,267
                                                                   ------------

Other income (expense):
   Interest income                                                       75,699
   Interest expense                                                     (35,869)
                                                                   ------------

     Total other income, net                                             39,830
                                                                   ------------

       Income before taxes                                            2,621,097

Income tax expense                                                      (25,000)
                                                                   ------------

       Net income                                                     2,596,097

Stockholder distributions                                              (620,000)

Retained earnings at beginning of year                                2,888,505
                                                                   ------------

Retained earnings at end of year                                   $  4,864,602
                                                                   ============

See accompanying notes to financial statements.

                           SOLUTION TECHNOLOGIES, INC.

                             Statement of Cash Flows

                          Year ended December 31, 1998

Cash flows from operating activities:
   Net income                                                       $ 2,596,097
   Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                      90,496
       Changes in operating assets and liabilities increasing
        (decreasing) cash provided by operating activities:
          Accounts receivable                                        (1,084,279)
          Prepaid expenses and other current assets                     (27,370)
          Other assets                                                   (8,875)
          Accounts payable                                               42,771
          Accrued compensation and benefits                            (271,599)
          Income taxes payable                                            4,998
                                                                    -----------

          Total adjustments                                          (1,253,858)
                                                                    -----------

          Net cash provided by operating activities                   1,342,239
                                                                    -----------

Cash flows from investing activities:
   Acquisition of property and equipment                                (37,493)
   Repayment of receivable from related party                           160,000
                                                                    -----------

          Net cash provided by investing activities                     122,507

Cash flows used in financing activity -
   Stockholder distributions                                           (620,000)
                                                                    -----------

Net increase in cash                                                    844,746

Cash at beginning of year                                               336,404
                                                                    -----------

Cash at end of year                                                 $ 1,181,150
                                                                    ===========

Supplemental disclosure of cash flow information -
  Cash paid for interest                                            $    35,869
                                                                    ===========

See accompanying notes to financial statements.

                           SOLUTION TECHNOLOGIES, INC.

                          Notes to Financial Statements

                                December 31, 1998

1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The accompanying financial statements include the accounts of Solution Technologies, Inc. (the "Company"), an information technology ("IT") consulting services company providing IT consultants on a contract basis to organizations with complex IT operations. On December 31, 1998, the Company had six offices located in Kansas, Maryland, North Carolina and Pennsylvania.

      (A)   REVENUE RECOGNITION

            The Company derives substantially all of its revenue from consulting services and all services provided by the Company are billed on a time and materials basis. Revenue is recognized as services are performed.

      (B)   CONCENTRATION OF CREDIT RISK

            Approximately 25% of the Company's sales for the year ended December 31, 1998 were to two unrelated customers. Amounts due from these customers comprised approximately 23% of the December 31, 1998 accounts receivable balance included in the accompanying balance sheet.

      (C)   FINANCIAL INSTRUMENTS

            The carrying amounts of the Company's financial instruments, primarily accounts receivable, accounts payable and accrued compensation and benefits, approximate fair value due to the short maturity of these instruments.

      (D)   PROPERTY AND EQUIPMENT

            Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over their estimated useful lives. Depreciation on leasehold improvements is calculated on the straight-line method over the lesser of the length of the lease term or their estimated useful lives.

      (E)   INCOME TAXES

            The Company, with the consent of its stockholders, is taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986, which provides that, in lieu of corporate income taxes, the stockholders of the corporation are taxed on their proportionate share of the Company's income. The accompanying provision for income taxes represents corporate level current income taxes payable to states which do not recognize Subchapter S status.

                           SOLUTION TECHNOLOGIES, INC.

                          Notes to Financial Statements

                                December 31, 1998

(1)   CONTINUED

      (F)   STOCK SPLIT

            During 1998, the Board of Directors declared a 4-for-1 stock split having the effect of increasing outstanding shares of common stock from 500 shares at December 31, 1997 to 2,000 shares at December 31, 1998.

      (G)   USE OF ESTIMATES

            Management of the Company has made a number of estimates and assumptions relating to the reporting of revenue and expense, assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)   PROPERTY AND EQUIPMENT

      Property and equipment consist of the following at December 31, 1998:

                                                    USEFUL
                                                     LIVES         1998
                                                  ----------    ----------

      Computer equipment and software             3 - 5 years   $  188,847
      Furniture and fixtures                      5 - 7 years      332,364
      Leasehold improvements                        Various         90,090
                                                                ----------

                                                                   611,301
      Less accumulated depreciation                               (386,494)
                                                                ----------

                                                                $  224,807
                                                                ==========

(3)   LINE OF CREDIT

      The Company has a $750,000 line of credit with a financial institution bearing interest at the institution's prime rate (7.75% at December 31, 1998). Amounts available under the line of credit are limited to 80% of qualified accounts receivable. The line of credit is secured by substantially all of the Company's assets. There were no borrowings outstanding under the line of credit at December 31, 1998. On February 26, 1999, the Company terminated the agreement.

                           SOLUTION TECHNOLOGIES, INC.

                          Notes to Financial Statements

                                December 31, 1998

(4)   RELATED PARTY TRANSACTIONS

      The Company rents two office spaces from a related party with whom the Company shares common ownership. The first lease provides for annual rental payments of approximately $138,000 in 1999, increasing to $153,000 through March 2004. The second lease provides for annual rental payments of approximately $30,000 in 1999, increasing to $40,500 through April 2007. Total rent expense incurred under these related party leases for the year ended December 31, 1998 amounted to approximately $162,000.

      The Company is a guarantor of certain term debt of a related party. The balance of these loans was $528,322 at December 31, 1998.

      During 1998, the Company received $160,000 from a related party for advances made in 1997.

(5)   EMPLOYEE BENEFIT PLAN

      The Company has a defined contribution 401(k) profit sharing plan. The Company matches 50% up to the first 6% of employee contributions for all qualifying participants. Company matching contributions begin vesting after one year of service and become fully vested after five years of service. The Company can also make discretionary contributions based upon Company profits. The Company made matching contributions of $129,521 in 1998. There were no discretionary contributions made in 1998.

(6)   LEASES

      The Company is obligated under noncancelable operating leases for office space. The future minimum rental payments required under these operating leases are as follows:

      Year ended December 31,
      ----------------------

      1999                                                  $    270,136
      2000                                                       273,459
      2001                                                       242,288
      2002                                                       226,207
      2003                                                       193,295
      Thereafter                                                 173,378
                                                            ------------

                                                            $  1,378,763
                                                            ============

      Rent expense, including related party rent expense disclosed in note 4, for the year ended December 31, 1998 was $264,155 and is included in selling, general and administrative expenses in the accompanying statement of income.

                           SOLUTION TECHNOLOGIES, INC.

                          Notes to Financial Statements

                                December 31, 1998

(7)   SUBSEQUENT EVENT

      Effective March 1, 1999, certain assets and liabilities of the Company were sold to Metro Information Services of Pennsylvania, Inc., a wholly-owned subsidiary of Metro Information Services, Inc.

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet and statement of income (collectively "the pro forma financial statements") have been prepared as if the acquisitions of Solution Technologies, Inc. ("STI") on March 1, 1999 and The Professionals - Computer Management & Consulting, Inc. and Krystal Solutions, Inc. (collectively "Professionals and Krystal") on February 1, 1999 by Metro Information Services, Inc. (the "Company") occurred as of December 31, 1998 for purposes of the pro forma balance sheet and as of January 1, 1998 for purposes of the pro forma statement of income. The pro forma financial statements do not purport to represent the financial position or results of operations of Metro Information Services, Inc. and subsidiaries (Metro) as if such transactions had occurred on such dates or to project Metro's financial position or results of operations as of any future date or for any future period. The pro forma financial statements contain adjustments which are based on available information and certain assumptions to the historical financial statements of Metro, STI and Professionals and Krystal.

The acquisitions of STI and Professionals and Krystal are accounted for under the purchase method of accounting. The allocations of purchase prices are preliminary and are based upon the estimated fair value of assets acquired and liabilities assumed in accordance with Accounting Principles Board Opinion No.
16. The purchase price allocations reflected in the accompanying pro forma financial statements may be different from the final allocations of the purchase prices and such differences may be material.

The pro forma financial statements and accompanying notes should be read in conjunction with the historical financial statements and the notes thereto of Metro, the historical financial statements and the notes thereto of STI included elsewhere in this document, and the historical financial statements and notes thereto of Professionals and Krystal previously filed by the Company on Form 8-K/A on April 16, 1999.

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                December 31, 1998

                                                                                 Metro,
                                                             Professionals    Professionals
                                                  Metro       and Krystal      and Krystal         STI
                                               Historical      Pro Forma        Pro Forma       Historical
                                             -------------   -------------    -------------   -------------
                                                  (1)             (2)                              (1)
              ASSETS
Current assets:
  Cash and cash equivalents                  $  18,495,580      (9,576,300)       8,919,280       1,181,150
  Accounts receivable, net                      35,994,170       7,140,133       43,134,303       4,709,333
  Prepaid expenses                                 457,578          12,541          470,119          40,206
  Deferred income taxes                            851,653              --          851,653              --
                                             -------------   -------------    -------------   -------------

    Total current assets                        55,798,981      (2,423,626)      53,375,355       5,930,689

Property and equipment, net                      9,655,638          23,559        9,679,197         224,807
Goodwill, net                                   15,410,128      15,582,633       30,992,761              --
Noncompete agreement                                    --              --               --              --
Other assets                                       134,951          58,954          193,905          17,338
                                             -------------   -------------    -------------   -------------

                                             $  80,999,698      13,241,520       94,241,218       6,172,834
                                             =============   =============    =============   =============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Notes payable to bank                                 --      12,000,000       12,000,000              --
  Accounts payable                               8,119,928         382,965        8,502,893         161,060
  Accrued compensation and benefits             10,902,482         358,555       11,261,037       1,146,172
  Notes payable to shareholders                         --         500,000          500,000              --
                                             -------------   -------------    -------------   -------------

    Total current liabilities                   19,022,410      13,241,520       32,263,930       1,307,232
                                             -------------   -------------    -------------   -------------

Deferred income taxes                              732,195              --          732,195              --
                                             -------------   -------------    -------------   -------------

    Total liabilities                           19,754,605      13,241,520       32,996,125       1,307,232
                                             -------------   -------------    -------------   -------------

Shareholders' equity:
  Common stock                                     148,842              --          148,842           1,000
  Paid-in capital                               37,585,480              --       37,585,480              --
  Retained earnings                             23,510,771              --       23,510,771       4,864,602
                                             -------------   -------------    -------------   -------------

    Total shareholders' equity                  61,245,093              --       61,245,093       4,865,602
                                             -------------   -------------    -------------   -------------

                                             $  80,999,698      13,241,520       94,241,218       6,172,834
                                             =============   =============    =============   =============

                                                 STI
                                               Pro Forma           STI            Metro
                                              Adjustments       Pro Forma       Pro Forma
                                             -------------    -------------   -------------
                                                  (3)
              Assets
Current assets:
  Cash and cash equivalents                     (1,181,150)              --       8,919,280
  Accounts receivable, net                          (1,983)       4,707,350      47,841,653
  Prepaid expenses                                      --           40,206         510,325
  Deferred income taxes                                 --               --         851,653
                                             -------------    -------------   -------------

    Total current assets                        (1,183,133)       4,747,556      58,122,911

Property and equipment, net                             --          224,807       9,904,004
Goodwill, net                                   24,855,000       24,855,000      55,847,761
Noncompete agreement                               480,000          480,000         480,000
Other assets                                            --           17,338         211,243
                                             -------------    -------------   -------------

                                                24,151,867       30,324,701     124,565,919
                                             =============    =============   =============


Liabilities and Shareholders' Equity
Current liabilities:
  Notes payable to bank                         28,717,469       28,717,469      40,717,469
  Accounts payable                                      --          161,060       8,663,953
  Accrued compensation and benefits                     --        1,146,172      12,407,209
  Notes payable to shareholders                    300,000          300,000         800,000
                                             -------------    -------------   -------------

    Total current liabilities                   29,017,469       30,324,701      62,588,631
                                             -------------    -------------   -------------

Deferred income taxes                                   --               --         732,195
                                             -------------    -------------   -------------

    Total liabilities                           29,017,469       30,324,701      63,320,826
                                             -------------    -------------   -------------

Shareholders' equity:
  Common stock                                      (1,000)              --         148,842
  Paid-in capital                                       --               --      37,585,480
  Retained earnings                             (4,864,602)              --      23,510,771
                                             -------------    -------------   -------------

    Total shareholders' equity                  (4,865,602)              --      61,245,093
                                             -------------    -------------   -------------

                                                24,151,867       30,324,701     124,565,919
                                             =============    =============   =============

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                  BALANCE SHEET

(1)   HISTORICAL FINANCIAL STATEMENTS

      The amounts presented under the heading "Metro Historical" are taken from the Metro Information Services, Inc. and subsidiary (herein referred to as "Metro") historical consolidated balance sheet as of December 31, 1998.

      The amounts presented under the heading "STI Historical" are taken from STI's historical balance sheet as of December 31, 1998, included herein.

(2)   PROFESSIONALS AND KRYSTAL PRO FORMA

      The amounts presented under the heading "Professionals and Krystal Pro Forma" include the historical balance sheet together with the pro forma adjustments relating to the acquisition of Professionals and Krystal by the Company including adjustments to (i) record purchase accounting, (ii) record the financing of the purchase, and (iii) eliminate certain assets and liabilities excluded from the purchase transaction.

(3)   STI PRO FORMA ADJUSTMENTS

      On March 1, 1999, Metro acquired certain assets and assumed certain liabilities of STI for a purchase price of $27,700,000 plus or minus a purchase price adjustment calculated based on the net assets acquired on the closing date of the transaction and an adjustment based on the number of consultants employed at the closing date of the transaction. The purchase agreement also provides for an additional purchase price payment if STI achieves certain predetermined financial results for the year ending February 29, 2000. The unaudited pro forma consolidated balance sheet has been prepared as if the transaction occurred on December 31, 1998.

      The following pro forma adjustments to the Metro historical balance sheet give effect to the acquisition of STI including adjustments for assets and liabilities excluded from the transaction.

      (A)   STI PURCHASE ACCOUNTING
            Metro acquired certain assets and assumed certain liabilities for $29,017,469, including $135,000 in estimated direct costs of the acquisition. The acquisition will be accounted for as a purchase. As a result, the assets and liabilities will be adjusted to their fair values, with the excess purchase price over the fair value assigned to goodwill. The following summarizes the preliminary allocation of the purchase price based on December 31, 1998 asset and liability balances.

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                  BALANCE SHEET

(3)   PRO FORMA ADJUSTMENTS, CONTINUED

            Assets purchased:
               Accounts receivable                       $ 4,707,350
               Prepaid expenses                               40,206
               Property and equipment                        224,807
               Goodwill                                   24,855,000
               Noncompete agreement                          480,000
               Other assets                                   17,338
                                                         -----------

                  Total assets purchased                 $30,324,701
                                                         -----------

            Liabilities assumed:
               Accounts payable                          $   161,060
               Accrued compensation and benefits           1,146,172
                                                         -----------

                  Total liabilities assumed                1,307,232
                                                         -----------

                  Purchase price                         $29,017,469
                                                         ===========

            Due to a change in net assets from December 31, 1998 to March 1, 1999, the actual purchase price paid for STI of approximately $28,300,000 was less than the pro forma amount above.

      (B)   FINANCING OF THE ACQUISITION
            Metro financed the acquisition with borrowings under its existing credit facilities of $28,717,469 and $300,000 of amounts payable to STI's selling shareholders.

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                          Year Ended December 31, 1998

                                                                                     Metro,
                                                                Professionals    Professionals
                                                   Metro         and Krystal      and Krystal          STI
                                                Historical        Pro Forma        Pro Forma        Historical
                                               -------------    -------------    -------------    -------------
                                                    (1)              (2)                               (1)
Revenue                                        $ 213,891,637       21,856,402      235,748,039       23,183,253

Cost of revenue                                  148,321,681       16,842,269      165,163,950       15,549,348
                                               -------------    -------------    -------------    -------------

Gross profit                                      65,569,956        5,014,133       70,584,089        7,633,905
                                               -------------    -------------    -------------    -------------

Selling, general and administrative expenses      40,349,100        2,230,616       42,579,716        4,962,142
Depreciation and amortization                      1,850,529          531,378        2,381,907           90,496
                                               -------------    -------------    -------------    -------------

  Total operating expenses                        42,199,629        2,761,994       44,961,623        5,052,638
                                               -------------    -------------    -------------    -------------

Operating income                                  23,370,327        2,252,139       25,622,466        2,581,267
                                               -------------    -------------    -------------    -------------

Interest income                                      837,557               --          837,557           75,699
Interest expense                                     (56,991)        (719,705)        (776,696)         (35,869)
                                               -------------    -------------    -------------    -------------

  Net interest income (expense)                      780,566         (719,705)          60,861           39,830
                                               -------------    -------------    -------------    -------------

Income before income taxes                        24,150,893        1,532,434       25,683,327        2,621,097

Income taxes                                       9,533,849          626,000       10,159,849           25,000
                                               -------------    -------------    -------------    -------------

Net income                                     $  14,617,044          906,434       15,523,478        2,596,097
                                               =============    =============    =============    =============

                                                   STI
                                                 Pro Forma           STI             Metro
                                                Adjustments       Pro Forma        Pro Forma
                                               -------------    -------------    -------------
                                                    (3)
Revenue                                                   --       23,183,253      258,931,292

Cost of revenue                                           --       15,549,348      180,713,298
                                               -------------    -------------    -------------

Gross profit                                              --        7,633,905       78,217,994
                                               -------------    -------------    -------------

Selling, general and administrative expenses        (529,499)       4,432,643       47,012,359
Depreciation and amortization                        988,500        1,078,996        3,460,903
                                               -------------    -------------    -------------

  Total operating expenses                           459,001        5,511,639       50,473,262
                                               -------------    -------------    -------------

Operating income                                    (459,001)       2,122,266       27,744,732
                                               -------------    -------------    -------------

Interest income                                      (75,699)              --          837,557
Interest expense                                  (1,651,896)      (1,687,765)      (2,464,461)
                                               -------------    -------------    -------------

  Net interest income (expense)                   (1,727,595)      (1,687,765)      (1,626,904)
                                               -------------    -------------    -------------

Income before income taxes                        (2,186,596)         434,501       26,117,828

Income taxes                                         152,276          177,276       10,337,125
                                               -------------    -------------    -------------

Net income                                        (2,338,872)         257,225       15,780,703
                                               =============    =============    =============

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                INCOME STATEMENT

(1)   HISTORICAL FINANCIAL STATEMENTS

      The amounts presented under the heading "Metro Historical" are taken from the Metro Information Services, Inc. and subsidiary (herein referred to as "Metro") historical consolidated statement of income for the year ended December 31, 1998.

      The amounts presented under the heading "STI Historical" are taken from STI's historical statement of income for the year ended December 31, 1998, included herein.

(2)   PROFESSIONALS AND KRYSTAL PRO FORMA

      The amounts presented under the heading "Professionals and Krystal Pro Forma" include the historical statement of income together with the pro forma adjustments for the Professionals and Krystal and include adjustments to:

      (a) Record depreciation and amortization on the acquired property and equipment, noncompete agreement and goodwill;

      (b) Adjust selling, general and administrative expenses to reduce selling shareholder salaries to amounts contained in their employment contracts signed in conjunction with the acquisition;

      (c) Eliminate interest income since cash and cash equivalents were not purchased;

      (d) Record interest expense on line of credit borrowings of $12,000,000 and note payable to sellers of $500,000; and,

      (e) Record tax expense as if Professionals and Krystal were a C Corp. for the year ended December 31,1998 at an assumed tax rate of 40.8%.

(3)   STI PRO FORMA ADJUSTMENTS

      The pro forma adjustments described below estimate the effects of the acquisition of STI as if such transaction had occurred on January 1, 1998.

      (a) Depreciation and amortization has been estimated based on the fair value of acquired property and equipment, noncompete agreement and goodwill. Goodwill is amortized on a straight-line basis over 30 years. The noncompete agreement is amortized over three years, the term of the agreement.

      (b) Adjust selling, general and administrative expenses to reduce selling shareholder salaries to amounts contained in their employment contracts signed in conjunction with the acquisition.

                METRO INFORMATION SERVICES, INC. AND SUBSIDIARIES

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                INCOME STATEMENT

(3)   PRO FORMA ADJUSTMENTS, CONTINUED

      (c) Adjustment to interest income reflects the expected reduction in interest income since cash was not purchased by Metro.

      (d) Interest expense reflects estimated annual interest on the $28,717,469 borrowings under Metro's line of credit and on the $300,000 of amounts payable to selling shareholders.

      (e) Adjustment to income taxes reflects the estimated tax expense as if STI was a C Corp. for the year ended December 31, 1998 at an assumed tax rate of 40.8%.